UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2020

FRESHPET, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36729	20-1884894
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Plaza Drive, 1st Floor Secaucus, NJ	07094
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (201) 520-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FRPT	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 17, 2020, Freshpet, Inc. (the “Company”) entered into the Fifth Amended and Restated Loan and Security Agreement, by and among the Company, as borrower, City National Bank, a national banking association, as the arranger and administrative agent, and the lenders party thereto (the “New Loan Agreement”), which amends and restates in full the Company’s Fourth Amended and Restated Loan and Security Agreement, dated as of May 15, 2019. The New Loan Agreement provides for a $165 million senior secured credit facility (the “New Credit Facility”), encompassing a $130.0 million delayed draw term loan facility (the “Delayed Draw Facility”) and a $35.0 million revolving loan facility (the “Revolving Loan Facility”), which replaces the Company’s prior $55.0 million delayed draw term loan facility and $35.0 million revolving loan facility.

The New Credit Facility will mature on April 17, 2025 and borrowings thereunder will bear interest at variable rates depending on the Company’s election, either at a base rate or at LIBOR, in each case, plus an applicable margin. Subject to the Company’s leverage ratio, the applicable margin will vary between 0.50% and 1.00% for base rate loans and 1.50% and 2.00% for LIBOR loans. The Company has the option to borrow term loans under the Delayed Draw Facility (“Delayed Draw Term Loans”) until October 17, 2022, subject to certain conditions. Commencing on December 31, 2022, the amount of any outstanding Delayed Draw Term Loans shall be repayable in equal consecutive quarterly installments equal to 1/28th of the outstanding Delayed Draw Term Loans and the remainder shall be due and payable on April 17, 2025.

Borrowings under the New Credit Facility will be secured by substantially all of the Company’s and certain of its subsidiaries’ assets. The New Loan Agreement requires compliance with various covenants customary for agreements of this type, including financial covenants and negative covenants that limit, among other things, the Company’s ability to incur additional debt, create or incur liens, engage in mergers or consolidations, sell, transfer or otherwise dispose of assets, make voluntary prepayments to subordinated debt, permit a change of control, pay dividends or distributions, make investments, and enter into certain transactions with affiliates. The New Loan Agreement also includes events of default customary for agreements of this type.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

On April 20, 2020, the Company issued a press release regarding the New Loan Agreement, a copy of which is included herewith as Exhibit 99.1.

The information furnished pursuant to Item 7.01 of this Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1

Fifth Amended and Restated Loan and Security Agreement Amendment, dated April 17, 2020, by and among the Company and City National Bank, a national banking association, as the arranger and administrative agent, and the lenders thereto.

99.1	Press Release, Dated April 20, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESHPET, INC.

Date: April 20, 2020	By:	/s/ Richard Kassar
	Name:	Richard Kassar
	Title:	Chief Financial Officer